EXHIBIT 2.1

                                MASTER AGREEMENT

                                       OF

                             MERGER AND ACQUISITION

                                  by and among

                         Boddie-Noell Properties, Inc.,

                  Boddie-Noell Properties Limited Partnership,

                                Paul G. Chrysson,

                               James G. Chrysson,

                               W. Michael Gilley,

                               Matthew G. Gallins,

                                 James D. Yopp,

                              and the partnerships

                         and limited liability companies

                                  listed herein

                            Dated September 22, 1997

        IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF ANY DOCUMENT USED IN CONNECTION WITH THE OFFERING AND ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO THE REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISK OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.


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                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I

         DEFINITIONS..........................................................1

ARTICLE II

         THE TRANSACTIONS.....................................................5
         2.1          General.................................................5
         2.2          Exchange Option Agreement...............................5
         2.3          Closing.................................................6

ARTICLE III

         CONSIDERATION........................................................7
         3.1          Contribution Price......................................7
         3.2          Terms of Payment........................................8
         3.3          Additional Closing Adjustments..........................8
         3.4          Fluctuation............................................10

ARTICLE IV

         COVENANTS AND AGREEMENTS............................................10
         4.1          Operation of Business..................................10
         4.2          No Brokers.............................................10
         4.3          Board of Directors of BNP..............................11
         4.4          Section 754 Elections..................................11
         4.5          Termination of Contracts...............................11
         4.6          Contributions of Assets................................12
         4.7          Non-Compete Agreements.................................12
         4.8          Future Development Rights..............................12
         4.9          Excess Shares..........................................12
         4.10         Assignment of Warranties...............................12

ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF CONTRIBUTORS - GENERALLY..........13
         5.1          Consents...............................................13
         5.2          Disclosure.............................................13
         5.3          Absence of Conflicts...................................13
         5.4          Certification of Chrysson Financial Statements.........14

ARTICLE VI

         REPRESENTATIONS AND WARRANTIES OF CONTRIBUTORS......................14
         6.1          Power and Authority of Chrysson Partnerships...........14
         6.2          Rent Roll and Leases...................................15
         6.3          No Contracts...........................................15

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         6.4          Liabilities; Indebtedness..............................15
         6.5          Insurance..............................................16
         6.6          Personal Property......................................16
         6.7          Claims or Litigation...................................16
         6.8          Hazardous Substances...................................16
         6.9          Compliance with Laws...................................17
         6.10         Employees..............................................17
         6.11         Condemnation and Moratoria.............................17
         6.12         Condition of Improvements..............................18
         6.13         Taxes..................................................18
         6.14         Management Agreements..................................18
         6.15         Operating Agreements...................................18
         6.16         Absence of Certain Changes.............................19
         6.17         Tradename..............................................19
         6.18         Title..................................................20
         6.19         Certain Liens..........................................20

ARTICLE VII

         REPRESENTATIONS AND WARRANTIES OF BODDIE-NOELL......................20
         7.1          Organization and Authority.............................20
         7.2          Binding Obligation.....................................20
         7.3          Partnership Agreement..................................21
         7.4          Disclosure.............................................21
         7.5          Insurance..............................................21

ARTICLE VIII

         REPRESENTATIONS AND WARRANTIES OF BNP...............................21
         8.1          Organization and Authority.............................21
         8.2          Binding Obligations....................................21
         8.3          Securities Filings.....................................22
         8.4          REIT Status of BNP.....................................22

ARTICLE IX

         CONDITIONS TO CLOSING AND DUE DILIGENCE INVESTIGATION...............22
         9.1          Conditions to Closing of Initial Properties............22
         9.2          Boddie-Noell Investigation/Due Diligence Period........24
         9.3          Conditions to Closing of Planned Properties............26
         9.4          Closing Documents......................................28

ARTICLE X

         INDEMNITY...........................................................28
         10.1         Representations and Warranties of each
                      of the Contributors....................................28
         10.2         Scope of Contributors Indemnity........................29
         10.3         Arbitration............................................29
         10.4         Representations and Warranties of Boddie-Noell.........29
         10.5         Notice to Indemnitors..................................30

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ARTICLE XI

         MISCELLANEOUS......................................................30
         11.1         Notices...............................................30
         11.2         Counterparts..........................................31
         11.3         Severability..........................................31
         11.4         Assigns...............................................32
         11.5         Public Announcement...................................32
         11.6         Confidentiality.......................................32
         11.7         Remedies..............................................32
         11.8         Captions..............................................33
         11.9         Exhibits and Schedules................................33
         11.10        Merger Clause.........................................33
         11.11        Amendments and Waiver.................................33
         11.12        Agent of Chrysson Partnerships........................33
         11.13        Governing Laws........................................33

LIST OF SCHEDULES AND EXHIBITS..............................................36

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                               MASTER AGREEMENT OF

                             MERGER AND ACQUISITION

         This MASTER AGREEMENT OF MERGER AND ACQUISITION (the "Master Agreement") is made as of the 22nd day of September, 1997, by and among BODDIE-NOELL PROPERTIES, INC., a Maryland corporation ("BNP"), BODDIE-NOELL PROPERTIES LIMITED PARTNERSHIP, a North Carolina limited partnership ("Boddie-Noell"), the limited partnerships and limited liability companies listed on SCHEDULE 1 attached hereto (each a "Chrysson Partnership" and collectively the "Chrysson Partnerships"), and the following individuals: Paul
G. Chrysson, James G. Chrysson, W. Michael Gilley, Matthew G. Gallins and James
D. Yopp (each a "Contributor" and collectively the "Contributors").

         WHEREAS, Boddie-Noell is a North Carolina limited partnership having BNP as its sole general partner and BNP has elected to be qualified as a real estate investment trust under the Code; and

         WHEREAS, the Chrysson Partnerships own certain real properties in Greensboro, Winston- Salem and Burlington, North Carolina;

         WHEREAS, Boddie-Noell and the Contributors, each of whom has an ownership interest in one or more of the Chrysson Partnerships, have entered into an Exchange Option Agreement (as defined below), pursuant to which such Contributors have irrevocably agreed to sell, transfer and assign their interests in the Chrysson Partnerships as more particularly described therein to Boddie- Noell;

         WHEREAS, pursuant to the terms hereof and the terms of the Exchange Option Agreement, Boddie-Noell and the Chrysson Partnerships desire to combine their respective businesses subject to the terms, conditions, provisions and limitations of this Master Agreement;

         NOW, THEREFORE, in consideration of the premises herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         The following capitalized terms shall have the following meanings for all purposes of this Master Agreement and such meanings are equally applicable to the singular and plural forms of the terms defined. The terms "hereof", "hereto", "herein", "hereunder" and comparable terms refer to the entire agreement with respect to which such terms are used and not to any particular section, subsection, paragraph or other subdivision thereof.


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         "ACTUAL KNOWLEDGE" for the purposes of this Master Agreement shall mean information which is known to an individual or, as to any entity, to the officers, general partners or managers of such entity without the requirement of additional inquiry unless such persons are aware of facts or circumstances which would lead reasonable persons to make or conduct additional inquiry.

         "AFFILIATE" means, as to any Person (as defined below), each of the Persons (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such Person; or (ii) which beneficially owns or holds 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of such Person; or (iii) 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether by ownership of voting stock, by contract, by close family relationships (i.e., parent, spouse, child or sibling) or otherwise.

         "AMEX" means the American Stock Exchange.

         "BODDIE-NOELL PARTNERSHIP AGREEMENT" means the Agreement of Limited Partnership of Boddie-Noell Properties Limited Partnership, as amended through the date hereof, including the amendment to admit the Contributors as partners therein.

         "CHRYSSON FINANCIAL STATEMENTS" means the periodic income statement and balance sheets provided to Boddie-Noell (including the schedules attached thereto) for the Chrysson Partnerships, and specifically excludes any forecasts and projections.

         "CHRYSSON PARTIES" means collectively Contributors and the Chrysson Partnerships, without duplication.

         "CLOSING" means the Initial Closing or a Subsequent Closing, as applicable.

         "CLOSING DATE" means the Initial Closing Date or a Subsequent Closing Date, as applicable.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "CONTRIBUTION PRICE" means the consideration to be paid by Boddie-Noell to the Contributors for the Initial Properties and the Planned Properties as set forth in Section 3.1(a) and 3.1(b), respectively.

         "ENVIRONMENTAL LAW" means any and all federal, state and local laws, regulations, ordinances and other requirements relating to pollution or protection of the environment, including, without limitation, laws, regulations and requirements relating to the ownership, possession, storage and control of the Properties (as defined below) and to emissions,
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         discharges, releases or threatened releases of storm water, pollutants, contaminants, toxic or hazardous substances, or solid or hazardous wastes into the environment (including without limitation ambient air, surface water, groundwater or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, toxic or hazardous substances, or solid or hazardous wastes. The Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE OPTION AGREEMENT" means the agreement dated as of September __, 1997 between Boddie-Noell, BNP and the Contributors pursuant to which Units are to be exchanged for all of the ownership interests in the Chrysson Partnerships.

         "IMPROVEMENTS" means all buildings, structures, streets, furnishings, parking lots, landscaping, walls, ponds, culverts, fixtures, utilities, fences, driveways, loading docks, security systems and other physical features constructed or assembled on, at, upon or beneath any of the Properties (whether finished or unfinished).

         "INDEBTEDNESS" means, without duplication, any obligations for borrowed money and all obligations to trade creditors, whether heretofore, now or hereafter owing, arising, due or payable to any person and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise and whether matured or unmatured. Without in any way limiting the generality of the foregoing, Indebtedness specifically includes the following: (a) all obligations or liabilities of any person that are secured by any lien, claim, encumbrance or security interest upon property; (b) all obligations or liabilities created or arising under any capital lease of real or personal property, or conditional sale or other title retention agreement with respect to property, even though the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; (c) all unfunded pension fund, employee medical or welfare obligations and liabilities; (d) deferred taxes; and
         (e) all obligations under any indemnification agreements, guaranty agreements, letters of credit or other documents creating such contingent liabilities.

         "INDEPENDENT DIRECTOR" shall have the meaning set forth in the charter of BNP, as it may be amended from time to time.

         "INITIAL CLOSING" means the closing and consummation of the transactions contemplated by this Master Agreement relating to the Initial Properties.

         "INITIAL CLOSING DATE" means the date upon which all the conditions for closing and consummation of the transactions contemplated by this Master Agreement relating to the Initial Properties shall have been satisfied, which date shall be no later than December 31, 1997; provided, however, that if the Closing has not occurred because Boddie-Noell has not completed the refinancing of the Indebtedness of the Chrysson Partnerships, the Initial Closing Date shall be automatically extended beyond December 31, 1997 in the event that

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         Boddie-Noell has received a commitment from a lending institution to provide for the refinancing of the Indebtedness of the Chrysson Partnerships and is proceeding diligently to close such refinancing, in which case the closing period shall be extended for a reasonable period of time in order to complete such refinancing (such date being referred to hereinafter as the "Closing Extension Date").

         "INITIAL PROPERTIES" means those Properties set forth in SCHEDULE 1-2.

         "LIEN" means any interest in property securing an obligation owed to, or a claim by, a person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease consignment or bailment for security purposes. The term Lien shall include reservations, exceptions, defects of any kind or nature, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property.

         "OUTSTANDING CHRYSSON DEBT FINANCING" means the Indebtedness of the Chrysson Partnerships as described on SCHEDULE 3.2(I) attached hereto including any indemnifications and guarantees related thereto.

         "PERMITTED LIEN" means (i) liens for 1997 ad valorem taxes not yet due and payable; (ii) restrictions, easements, covenants, reservations and rights of way of record as do not detract from the value or interfere with the present use of a parcel of property; (iii) zoning ordinances, restrictions and other requirements imposed by governmental authority as do not detract from the value or interfere with the present use of a parcel of property; and (iv) such imperfections of title, liens and encumbrances, if any, as do not detract from the value or interfere with the present use of a parcel of property and which do not secure obligations for borrowed money or the deferred purchase price of property.

         "PERSON" means any individual, joint venture, corporation, company, voluntary association, partnership, trust, joint stock company, unincorporated organization, association, government, or any agency, instrumentality, or political subdivision thereof, or any other form of entity.

         "PLANNED PROPERTIES" means those Properties set forth in SCHEDULE 1-3.

         "PROPERTY" or "PROPERTIES" shall mean, individually, the real property together with any Improvements thereon and all personal property and rights, privileges and interests appurtenant thereto owned by a Chrysson Partnership or, collectively, by all of the Chrysson Partnerships, including but not limited to as more particularly described on the Descriptive Property Exhibit attached hereto at
         SCHEDULE 1-4.

         "REDEMPTION SHARES" means the shares of Common Stock of BNP into which Units received by the Contributors in connection with the transactions contemplated hereby are convertible

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         into under certain circumstances at the election of BNP upon their tender for redemption as provided in the Boddie-Noell Partnership Agreement.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITIES LAWS" means the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder.

         "SHARES" means the duly authorized common stock, par value $.01 per share, of BNP.

         "SUBSEQUENT CLOSING" means the closing and consummation of the transactions contemplated by this Master Agreement relating to the Planned Properties.

         "SUBSEQUENT CLOSING DATE" means with respect to each acquisition of a Planned Property, such date as determined by the mutual agreement of the parties hereto but no later than 30 days after all conditions precedent to any such acquisition have been met.

         "UNIT" means an undivided limited partnership interest of Boddie-Noell, which is exchangeable by the Unit holder for either cash or Shares, whichever may be elected by BNP, after one year from the Closing Date in accordance with the Boddie-Noell Partnership Agreement and the Registration Rights Agreement to be executed in conjunction with the Exchange Option Agreement.

                                   ARTICLE II

                                THE TRANSACTIONS

         2.1 General. Subject to the terms, conditions, provisions and limitations in this Master Agreement, on the Closing Date the parties shall cause the transactions contemplated hereby to be consummated (the
"Transactions"), including, but not limited to:

                      (a) The closings under the Exchange Option Agreement, as described in Section 2.2 below;

                      (b) At the discretion of Boddie-Noell, the dissolution of the Chrysson Partnerships and the resulting transfer by operation of law of all the Properties owned by them, respectively, to Boddie-Noell.

         2.2 Exchange Option Agreement. Boddie-Noell shall tender the consideration to each Contributor as required by the Exchange Option Agreement such that each "Final Closing", as defined in the Exchange Option Agreement, occurs under the terms thereof.


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         2.3          Closing.

                      (a) The closing of the transactions contemplated by this Master Agreement (the "Closing") shall take place at the offices of ALSTON & BIRD LLP, Attorneys at Law, Raleigh, North Carolina on or before the Closing Date, but in the case of the Initial Closing Date, in no event later than December 31, 1997 (or, if applicable, the Closing Extension Date), unless delayed pursuant to Section 9.2(c) hereof or otherwise agreed in writing by Boddie-Noell and a majority of the Contributors. The closing of the Exchange Option Agreement shall take place simultaneously with and only if the Closing hereunder occurs. The Closing of the acquisition of a Planned Property shall occur on a Subsequent Closing Date.

                      (b) Boddie-Noell may terminate this Master Agreement without liability and without waiving any of its rights at law or in equity by giving notice to the Contributors at any time prior to the Initial Closing:

                           (i) If any one of the Chrysson Parties is in breach of any representation, warranty, or covenant contained in this Master Agreement or in the Exchange Option Agreement in any material respect;

                           (ii) If the Initial Closing shall not have occurred on or before the Closing Date by reason of any condition precedent in Article IV or Article IX hereto not being fulfilled or in the Exchange Option Agreement (unless the failure results from Boddie-Noell itself breaching any representation, warranty or covenant contained in this Master Agreement or in the Exchange Option Agreement); or

                           (iii) Pursuant to the terms of Section 9.2 hereof.

                      (c) The Contributors may terminate this Master Agreement without liability and without waiving any of their respective rights at law or in equity by giving notice to Boddie- Noell at any time prior to the Initial Closing:

                           (i) If Boddie-Noell is in breach of any
                           representation, warranty, or covenant contained in this Master Agreement or in the Exchange Option Agreement in any material respect;

                           (ii) If the Initial Closing shall not have occurred on or before the Closing Date by reason of any condition precedent in Article IV or Article IX hereto not being fulfilled (unless the failure results from any of the Chrysson Parties breaching any representation, warranty, or covenant contained in this Master Agreement or in the Exchange Option Agreement);

                           (iii) If there has been a material adverse change in the financial condition or business of Boddie-Noell or
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                           BNP taken as a whole or if Boddie-Noell or BNP files
                           any petition, or has filed against it any involuntary petition, seeking liquidation, reorganization, arrangement, readjustment of debts or for any other relief under the United States Bankruptcy Code or under any other statute, code or act, whether state, federal or foreign, or becomes insolvent or otherwise becomes subject to any reorganization or insolvency proceeding; or

                           (iv) Pursuant to the terms of Section 9.2, if the Contributors elect not to repair any structural defects or deficiencies reasonably determined to exist by Boddie-Noell during its due diligence review of the Chrysson Properties under Section 9.2 hereof (unless the structural defect or deficiency constitutes a breach of a representation or warranty set forth herein).

                      (d) In the event the Contributors elect not to proceed with the Initial Closing for any reason other than as provided in
         Section 2.3(c) hereof and Boddie-Noell either (i) elects not to seek specific performance or (ii) seeks but is unable to obtain specific performance, the Contributors, agree to pay to Boddie-Noell a sum equal to Boddie-Noell's and BNP's actual out-of-pocket expenses incurred in connection with the transactions contemplated hereby up to a maximum amount of $1.0 million plus liquidated damages equal to $500,000 as its sole and exclusive remedy.

                      (e) In the event Boddie-Noell elects not to proceed with the Initial Closing for any reason other than as provided in Section 2.3(b) hereof, Boddie-Noell agrees to pay to the Contributors, as its sole and exclusive remedy hereunder, in the aggregate, liquidated damages equal to $100,000.

                      (f) The payment of sums due under Section 2.3(d) and 2.3(e) above shall be made within two (2) business days of such election not to proceed with the Initial Closing. Each party acknowledges to the other that each has incurred and will incur, substantial expenses in performing their respective preliminary underwriting and investigations concerning the transactions contemplated hereby and that adequate consideration exists for the foregoing agreements.

                                   ARTICLE III

                                  CONSIDERATION

         3.1          Contribution Price.

                      (a) The Initial Properties. As consideration for the contribution of the Initial Properties, Boddie-Noell shall deliver to the Contributors, in the aggregate, 1,140,077 limited partnership units ("Units") in Boddie-Noell (subject to adjustment as provided for herein).
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                      (b) The Planned Properties. As consideration for the
         contribution of the Planned Properties, Boddie-Noell shall deliver to the Contributors, in the aggregate, 544,231 Units in Boddie-Noell (subject to adjustment as provided for herein).

                      (c) Allocated Value. The Contribution Price allocable to each of the Properties shall be allocated as set forth on SCHEDULE 3.1. If fewer than all of the ownership interest in the Chrysson Partnership that owns Allerton is acquired by Boddie-Noell, the Contribution Price for such interests shall be the value of Allerton set forth at SCHEDULE
         3.1 times the percentage of the ownership interests acquired.

                      (d) Contribution Value. The number of Units to be delivered to the Contributors in exchange for their interests in the Properties is based on a value of each Unit at $13.00.

                      (e) Allocation of Consideration. The Units to be delivered to the Contributors shall be allocated among them as set forth in the Exchange Option Agreement.

         3.2          Terms of Payment.

                      (a) Generally. At the Initial Closing and each Subsequent Closing, each Contributor shall receive the number of Units allocated to him for each of the Properties to be acquired, subject to pro rata adjustment for the following:

                           (i) any changes in the amount of the Outstanding Chrysson Debt Financing as of the applicable closing date from the amounts projected to be outstanding as of such dates as reflected on SCHEDULE 3.2(A)(I) attached hereto; and

                           (ii) the amount by which any prepayment fees associated with Boddie- Noell's refinancing of the Outstanding Chrysson Debt Financing exceeds the amount specified in the attached SCHEDULE 3.2(A)(II) with respect to a Property.

                      (b) Pro Rata Expenses. Each Contributor shall be responsible for payment of his pro rata portion of legal fees associated with this transaction, any contract termination fees and any prorations chargeable to the Contributors under Section 3.3 hereof.

         3.3          Additional Closing Adjustments.

                      (a) Generally. All real estate taxes, charges and assessments affecting a Property, all charges for water, sewer, electricity, gas and all other utilities and operating expenses with respect to a Property, to the extent not paid or payable by tenants under the Leases (as defined in Section 6.2 below and as described on SCHEDULE 6.2A attached hereto), shall be apportioned on a per diem basis as of midnight on the date immediately preceding the Closing. All such expenses for the period preceding the Closing shall be deemed expenses of the applicable Contributors and all such expenses commencing as of the Closing with


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         respect to such Property shall be deemed to be expenses of
         Boddie-Noell. Amounts owed under this paragraph shall be paid to the party to whom they are owed in cash at the Closing or in the Post-Closing Adjustment Period (as defined below) in the same manner as if the underlying real property were being sold. If any real estate taxes, charges or assessments have not been finally assessed as of the Closing Date for a Property for the then current calendar tax year, they shall be adjusted at the Closing based upon the greater of (i) the most recently issued bills therefor or (ii) the best reasonable estimate therefor after consultations with the appropriate taxing officials.

                      (b) Rent. Except for delinquent rent, all rent under a Chrysson Partnership's Leases and other income attributable to a Property shall be apportioned on a per diem basis as of midnight on the date immediately preceding the Closing. All such rent and other income, including commissions earned, for the period preceding the Closing shall be deemed to be property of the applicable Contributors, and all rent and other income for any period commencing as of the Closing and thereafter shall be the property of Boddie-Noell for the purpose of making the adjustments set forth herein. Amounts owed under this paragraph shall be paid to the party to whom they are owed in cash at the Closing or during the Post- Closing Adjustment Period. Delinquent rent shall not be prorated, but shall be deemed the property of the appropriate Contributors. Payments received by Boddie-Noell from tenants of a Chrysson Partnership from and after the Closing with respect to a Property shall be applied first to rents and other amounts then due Boddie-Noell from such tenant and then to such tenant's delinquent rent as of the time of apportionment. Boddie-Noell shall use reasonable efforts to collect delinquent rents for the benefit of the Contributors but in no event shall be obligated to evict or sue any tenants in order to collect such rents and shall cooperate with the Contributors in the collection of any delinquent amounts; provided, however, that the Contributors shall not have any rights to evict such tenants for such delinquent amounts. Any amounts received by Contributors on account of rent or other income for the period after the Closing with respect to the Property and the related personal property shall be turned over to Boddie-Noell for application in accordance with the terms of this paragraph. All accounts receivable, notes, cash and bank accounts of the Chrysson Partnerships existing as of the Closing Date shall be transferred at Closing to the appropriate Contributors, other than the remaining balance of any escrow accounts for tenant improvements and lease commissions held by the Chrysson Partnerships, the amount necessary to pay prorations of taxes, security deposits and amounts which belong to Boddie- Noell after making the closing adjustments for rent and operating expenses.

                      (c) Preclosing Expenses and Liabilities. The parties acknowledge that not all invoices for expenses incurred with respect to the Properties prior to the Closing will be received by the Closing and that a mechanism needs to be in place so that such invoices can be paid as received. All of the prorations referred to above will be done on an interim basis at the Closing and will be subject to final adjustment in accordance with the provisions hereof within 60 days or such other agreed upon period of time following Closing (the "Post- Closing Adjustment Period"). Upon receipt by Boddie-Noell after Closing of an invoice for a Property's operating expenses which are attributable in whole or in part to a period prior to the Closing and which were not apportioned at Closing, Boddie-Noell shall submit to CB

         Development Company, Inc., as agent for the Contributors ("Contributor's Representative"), a copy of such invoice with such additional supporting information as Contributor's Representative shall reasonably request. Within 10 days of receipt of such copy, each of the Contributors shall pay to Boddie-Noell their pro rata share of an amount equal to the portion of such invoice attributable to the period ending as of midnight on the date immediately preceding the Closing apportioned on a per diem basis.

                      (d) Security Deposits/Tenant Inducements. With respect to the Property or Properties to be acquired at any Closing, the Chrysson Partnerships shall pay to Boddie-Noell in cash at such Closing an amount equal to the sum of (i) the Security Deposits, if any, which the Chrysson Partnerships are holding pursuant to the Leases, and (ii) any other deposits or advances received by the Chrysson Partnerships relating to services yet to be provided by the Chrysson Partnerships.

         3.4 Fluctuation. EACH OF THE CONTRIBUTORS AND BODDIE-NOELL ACKNOWLEDGES AND AGREES THAT AFTER THE EXECUTION OF THE EXCHANGE OPTION AGREEMENT, THE MARKET VALUE OF THE BNP COMMON STOCK WHICH IS CURRENTLY OUTSTANDING MAY INCREASE OR DECREASE IN VALUE AS THE RESULT OF MARKET FLUCTUATIONS, AND THAT ANY SUCH FLUCTUATIONS MAY AFFECT THE VALUE OF THE UNITS. NOTWITHSTANDING THESE FLUCTUATIONS, BODDIE-NOELL WILL NOT BE REQUIRED TO INCREASE THE NUMBER OF UNITS TO BE ISSUED TO ANY CONTRIBUTOR IN THE EVENT OF A DECREASE IN THE MARKET VALUE OF BNP COMMON STOCK PRIOR TO THIS AGREEMENT AND THE CLOSING. LIKEWISE, EACH CONTRIBUTOR WHOSE PURCHASE PRICE IS BEING PAID IN UNITS WILL BE ENTITLED TO THAT NUMBER OF UNITS SET FORTH IN THE EXCHANGE OPTION AGREEMENT NOTWITHSTANDING ANY INCREASE IN VALUE OF BNP COMMON STOCK PRIOR TO THE CLOSING.

                                   ARTICLE IV

                            COVENANTS AND AGREEMENTS

         4.1 Operation of Business. After making adequate provisions for all prorations contemplated herein, specifically by Section 3.3, and by the Exchange Option Agreement, the Chrysson Partnerships may make cash distributions of all cash on hand immediately prior to the Closing and may otherwise only distribute all claims or other evidences of money owed to them, it being understood that, except as otherwise provided herein, no claims, accounts receivable, notes receivable or other rights to payment of the Chrysson Partnerships shall remain assets of the Chrysson Partnerships, as the case may be, as of the Closing Date. Boddie-Noell and the Contributors agree to use their reasonable efforts to reconcile prorations and other closing adjustments within the Post-Closing Adjustment Period.

         4.2 No Brokers. Except as set forth at SCHEDULE 4.2, each of the Contributors covenants, represents and warrants to Boddie-Noell that, no broker or finder or agent has been involved or engaged by it in connection with the transactions contemplated hereby and, each hereby agrees to indemnify and hold harmless Boddie-Noell from and against any and all broker's or finder's fees, commissions or similar charges incurred or alleged to have been incurred by the Contributors in connection with the transactions contemplated hereby and any and all loss, liability, cost or expense (including without limitation reasonable fees of counsel satisfactory to Boddie-Noell) arising out of any claim that the indemnifying party incurred any such fees, commissions or charges.

         4.3 Board of Directors of BNP. The Contributors (by majority vote thereof) shall have the right to designate two of the Contributors (the "Contributor Directors") to serve on BNP's board of directors, effective as of the Initial Closing Date. On or about the Initial Closing Date, the members of the board of directors of BNP shall take all action necessary to cause the Contributor Directors to be appointed to the board of directors of BNP, to serve until the next annual meeting of shareholders of BNP. Each of the Contributor Directors shall also be nominated to serve on the board of directors in connection with the 1998 and 1999 annual meetings of the shareholders unless and until: (i) such Contributor Director breaches his duty as a director; (ii) the shareholders fail to elect such Contributor Director; or (iii) the Contributors dispose of more than 25% of the Units (including Shares received upon redemption of Units) received on the Initial Closing and any Subsequent Closings. If the Contributors dispose of more than 25% but less than 50% of such Units, only one Contributor Director shall be nominated to the board as provided herein; if the Contributors dispose of more than 50% of such Units, there shall be no obligation to nominate a Contributor Director to the board of directors. If an event (a "Terminating Event") described in clause (i) or (ii) of this paragraph occurs with respect to only one Contributor Director, the other Contributor Director shall be entitled to choose another individual to serve as a Contributor Director as provided herein. At such time as BNP completes an underwritten secondary public offering of its Common Stock, the Contributors shall have the right to designate three persons who are not Affiliates of a Contributor and who are of prominent real estate industry repute (having public company board experience), one of whom shall be selected by BNP's board of directors (excluding the Contributor Directors) to serve as an additional member of BNP's board of directors until the next annual meeting of the shareholders of BNP. It is also understood that it is currently anticipated that Scott Wilkerson and Philip Payne, currently officers of BNP, will also be appointed to serve on BNP's board of directors at that time. Furthermore, except for the appointments described above, the size of the board of directors shall not increase prior to the earlier of the year 2000 annual meeting of the shareholders or the occurrence of a Terminating Event unless a majority of the Independent Directors who are not Affiliates of a Contributor determines that additional board seats would help BNP consummate an advantageous acquisition or would further some other important business purpose. Although BNP has agreed hereby to appoint certain persons as directors as specified above, it is understood that there can be no assurances of board membership beyond the appointments called for hereby.

         4.4 Section 754 Elections. Each of the Contributors and the Chrysson Partnerships agree (i) to cause an election under Section 754 of the Code to be included in the closing federal partnership tax returns of each of the Chrysson Partnerships indicating Boddie-Noell as a partner; (ii) to prepare, at their expense, and timely file closing partnership tax returns for the period ending on the Closing Date for each of the Chrysson Partnerships; and (iii) to present such tax returns to Boddie-Noell for its approval, which shall not be unreasonably withheld, sufficiently in advance of the filing of such returns.

         4.5 Termination of Contracts. Unless otherwise specified by Boddie-Noell in writing, all management, development, leasing or other contracts, entered into by the Chrysson Partnerships with respect to any Property, if any, must be terminated as of the effective date of Closing with respect to such Property so that Boddie-Noell or its designee shall have the exclusive right to manage and lease such Property.

         4.6 Contributions of Assets. All personal property used by the Chrysson Parties in the operation and management of the Properties including but not limited to that listed on SCHEDULE 4.6 will be transferred to Boddie-Noell in conjunction with the Closing and as partial consideration for the transactions otherwise contemplated by this Agreement.

         4.7 Non-Compete Agreements. Each Contributor agrees not to, and warrants that no Affiliate will, directly or indirectly, build, purchase, acquire, own or manage any property competing with any business or property owned or managed by Boddie-Noell (or any of its Affiliates) within a three-mile radius, without Boddie-Noell's consent, for such period of time that the Contributors own, in the aggregate, more than 5% of BNP's outstanding common stock (on an as-converted basis) or at least one director of BNP is Affiliated with any Contributor.

         4.8 Future Development Rights. For so long as (i) the Contributors own, in the aggregate, more than 5% of BNP's outstanding securities (on an as converted basis) and/or (ii) at least one director to BNP's board of directors is Affiliated with any Contributor, Boddie-Noell shall have a right of first refusal to acquire all future multi-family properties developed directly or indirectly by any Contributor, or any Affiliate thereof (a "Development Property"). The Contributors shall not sell any Development Property without first offering Boddie-Noell the option to purchase such Development Property on the same terms as offered to a third party. Boddie-Noell shall have 30 days to decide whether or not to purchase such Development Property on such terms. If Boddie- Noell declines to exercise this option, the Development Property may be sold within the next 120 days on terms no more favorable than those presented to Boddie-Noell. If the Development Property is not sold within such 120-day period, Boddie-Noell will again have a right of first refusal prior to any sale of the Development Property. The decision whether to exercise such option with respect to any Development Property shall be made by BNP's board of directors on a case-by-case basis with any director that is a Contributor or Affiliated with an Contributor abstaining from such decision.

         4.9 Excess Shares. If any Contributors are ever deemed to hold "Excess Shares" as defined in the Articles of Incorporation, BNP will use reasonable efforts to try to enable such Contributors to keep such shares; provided that BNP need not take any steps that would jeopardize its status as a REIT or that would require BNP to issue additional securities.

         4.10 Assignment of Warranties. With respect to any Property that was constructed within 12 months of the Closing, the Chrysson Partnerships will assign all warranties with respect to such Property to Boddie-Noell and will use their best efforts to cause the maker of such warranties to consent to such assignment if necessary for such assignment to be valid.

                                    ARTICLE V

                        REPRESENTATIONS AND WARRANTIES OF

                            CONTRIBUTORS - GENERALLY

         To induce Boddie-Noell and BNP to enter into this Master Agreement and the transactions contemplated hereby, unless otherwise indicated, each of the Contributors represents and warrants that the statements contained in Article V and Article VI are true, correct and complete on the date hereof and will be true, correct and complete on the Closing Date. It is the express intention and agreement of each of the Contributors that the representations and warranties set forth in Article V and Article VI shall survive the consummation of the transactions contemplated in this Master Agreement, but only to the extent expressly provided in Section 10.2 hereof.

         5.1 Consents. Except as disclosed on SCHEDULE 6.2C and SCHEDULE 5.1 attached hereto, to the actual knowledge of each Contributor, (i) no consents, approvals, waivers, notifications, acknowledgments or permissions which have not been obtained are required in order for any of the Chrysson Parties to fully perform its or his respective obligations under this Master Agreement or which, if left unobtained at Closing and thereafter, would have a material adverse affect on the value, operation, occupation, use or development of any Initial Property, and (ii) the execution and delivery of this Master Agreement by the Chrysson Parties and the consummation of the transactions contemplated hereby, including without limitation the execution of any related agreements, will not require the consent of, or any prior filing with or notice to or payment to, any governmental authority or other Person.

         5.2 Disclosure. To the actual knowledge of each of the Contributors, the representations and warranties contained in this Master Agreement (including Schedules and Exhibits and documents or instruments delivered in connection herewith) or in any information, statement, certificate or agreement furnished or to be furnished to Boddie-Noell by any of the Chrysson Parties in connection with the Closing pursuant to this Master Agreement or the Exchange Option Agreement, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements and information contained herein or therein, in light of the circumstances in which they are made, not misleading.

         5.3 Absence of Conflicts. Except as set forth on SCHEDULE 5.1 AND
SCHEDULE 5.3 attached hereto, to the actual knowledge of each Contributor, the execution, delivery and performance of this Master Agreement by the Chrysson Parties and the consummation of the transactions contemplated hereby, including without limitation, the execution and delivery of any documents, instruments or agreements contemplated hereby, will not (after a lapse of time, due notice or otherwise) (a) conflict with, violate or result in any breach or default under
(i) any provision of any partnership agreement, operating agreement or certificate of any of the Chrysson Partnerships; (ii) any law, statute, rule or regulation of any administrative agency or governmental body, or any judgment, order, writ, stipulation, injunction, award or decree of any court, arbiter, administrative agency or governmental body to which the Chrysson Parties or the Properties are subject; or (iii) any indenture, agreement, instrument or other contract to which the Chrysson Parties may be bound or relating to or affecting their assets (except for the documents and instruments evidencing and/or securing the Outstanding Chrysson Debt Financing); or (b) except for the remedies imposed by the documents evidencing the Outstanding Chrysson Debt Financing, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under or result in the creation or imposition of any Lien on the Properties or related assets in accordance with the terms of this Master Agreement under any indenture, mortgage, contract, agreement, lease, sublease, license, sublicenses, franchise, permit, instrument of indebtedness, security agreement or other undertaking or instrument to which the Chrysson Parties may be bound or affected.

         5.4 Certification of Chrysson Financial Statements. The Chrysson Financial Statements are true, correct and complete in all material respects, are prepared in accordance either with generally acceptable accounting principles or federal income tax principles, consistently applied, and fairly present the financial condition of each of the applicable Chrysson Partnerships.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

                            OF CONTRIBUTORS AS TO THE

                              CHRYSSON PARTNERSHIPS

         Each of the Contributors jointly and severally represents and warrants to Boddie-Noell and BNP as follows:

         6.1 Power and Authority of Chrysson Partnerships. Each of the Chrysson Partnerships is a limited partnership or limited liability company, as the case may be, duly formed and validly existing under the laws of the State of North Carolina. To the actual knowledge of each Contributor, each partner or member of the Chrysson Partnerships which is not an individual has been duly formed and is validly existing. All partnership interests in each Chrysson Partnership have been validly issued and fully paid. True, correct and complete copies of each of the partnership agreements, operating agreements and other organizational documents, as applicable, of the Chrysson Partnerships and all amendments thereto, and the minutes of any meetings of the partners of the Chrysson Partnerships, have been submitted to Boddie-Noell prior to the date of this Master Agreement. Each of the Chrysson Partnerships has full power and authority to own and operate its properties and to enter into and perform its obligations under this Master Agreement and the documents and instruments contemplated hereby to which they are a party, and the execution, delivery and performance of this Master Agreement have been duly authorized by all requisite partnership or company actions on the part of each of the Chrysson Partnerships. This Master Agreement constitutes, and the documents and instruments contemplated hereby and other instruments and documents to be executed and delivered by the Chrysson Partnerships, as applicable, hereunder will, when executed, constitute the legal, valid and binding obligations of the Chrysson Partnerships, respectively, enforceable against them in accordance with their respective terms. To the actual knowledge of each of the Contributors, the Closing of the Exchange Option Agreement, and the Master Agreement will effectuate the transfer of all of the ownership interests in each of the Chrysson Partnerships, except for an 41 1/2% equity interest in the Chrysson Partnership that owns Allerton.

         6.2 Rent Roll and Leases. The schedule of leases attached hereto as
SCHEDULE 6.2A (the "Schedule of Leases") is a true, correct and complete schedule of all leases, subleases and rights of occupancy in effect with respect to each of the Properties, respectively (the "Leases"), and there have been no material changes to the Leases. Except as set forth on the Schedule of Leases, there are no other leases, subleases, tenancies or other rights of occupancy in effect with respect to the Properties other than the Leases. True, correct and complete copies of the Leases, together with all amendments and supplements thereto and all other documents and correspondence relating thereto, have been delivered or made available to Boddie-Noell and its agents. SCHEDULE 6.2A includes the rent roll information and is, as of the date shown thereon, true and correct in all material respects. To the actual knowledge of each of the Contributors, the Schedule of Leases sets forth, as of such date, (i) a list of all tenants under the Leases, (ii) all arrearages owing from such tenants under such Leases (listed on delinquency and default reports attached to and made a part thereof), (iii) the expiration date of the term of such Leases, (iv) the rent the tenant under such Lease is currently obligated to pay, (v) the amount of any concession given in connection with any such Lease at any time, (vi) the current outstanding balances of any security deposits held pursuant to any Leases, (vi) any prepayments of rent by any tenant under any Lease of more than one (1) month in advance (excluding security deposits which are delineated on the list attached to the Schedule of Leases and made a part thereof) and (viii) each Contributor represents that to his actual knowledge, there are no rental concessions or abatements under a Lease applicable to any period subsequent to the Initial Closing. Except as set forth on the Schedule of Leases, to the actual knowledge of the Contributors, all such Leases are valid and enforceable and presently in full force and effect, and none of the Leases have been assigned. Except as set forth on SCHEDULE 6.2B attached hereto, none of the Chrysson Partnerships, or to the actual knowledge of each Contributor, any lessee under any Lease, is in default under such Lease, and to the actual knowledge of each Contributor, there is no event which, but for the passage of time or the giving of notice, or both, would constitute a default under such Leases, except such defaults that would not have a material adverse effect on the condition, financial or otherwise or on the earnings, business affairs or business prospects of any of the Chrysson Partnerships or the Properties. Except as disclosed on SCHEDULE 6.2B attached hereto, to the actual knowledge of each of the Contributors, the consummation of the transactions contemplated by this Master Agreement will not give rise to any breach, default or event of default under any of the Leases. Each of the Leases is assignable by the applicable Chrysson Partnership and, except as disclosed on SCHEDULE 6.2C attached hereto, none of the Leases requires the consent or approval of any party in connection with the transactions contemplated by this Master Agreement.

         6.3 No Contracts. No agreements, undertakings or contracts (the "Contracts") affecting the Properties or the Chrysson Partnerships, written or oral, will be in existence as of the Initial Closing, except as set forth on
SCHEDULE 6.3, SCHEDULE 3.2(I), SCHEDULE 6.2A and SCHEDULE 6.15 attached hereto, all of which must have been approved by Boddie-Noell in writing.

         6.4 Liabilities; Indebtedness. Except for the Outstanding Chrysson Debt Financing, the Leases, the liabilities expressly assumed by Boddie-Noell under the provisions of this Master Agreement, including the operating agreements listed on SCHEDULE 6.15 which are assumed by Boddie-Noell hereunder, and those liabilities disclosed to Boddie-Noell in writing on SCHEDULE 6.4 hereto, the Chrysson Partnerships have not incurred any Indebtedness related to the Initial Properties except in each instance for trade payables and any other customary and ordinary expenses in the ordinary course of business that will be paid and discharged in full by the Chrysson Partnerships, respectively, as of the Initial Closing.

         6.5 Insurance. Each of the Chrysson Partnerships currently maintains or causes to be maintained all of the public liability, casualty and other insurance coverage with respect to the Properties and their respective businesses as set forth on SCHEDULE 6.5 attached hereto. All such insurance coverage shall be maintained in full force and effect through the Closing and all premiums due and payable thereunder have been, and shall be, fully paid when due.

         6.6 Personal Property. All equipment, fixtures and personal property located at or on any of the Properties, respectively, which is owned or leased by the Chrysson Partnerships shall remain at the Properties and shall not be removed prior to the Closing, except for equipment that becomes obsolete or unusable, which may be disposed of or replaced in the ordinary course of business. The personal property of the Chrysson Partnerships is not subject to any Liens except for Permitted Liens.

         6.7 Claims or Litigation. Except as set forth on SCHEDULE 6.7 attached hereto, none of the Chrysson Parties has received notice of any claim, demand, suit or unfiled lien against the Chrysson Parties or the Properties nor to any of the Contributors' actual knowledge has any proceeding or litigation of any kind, pending or outstanding, been filed before any court or administrative, governmental or regulatory authority, agency or body, domestic or foreign, and, to the actual knowledge of any of the Contributors, no order, judgment, injunction or decree of any court, tribunal or other governmental authority has been filed against any of the Chrysson Parties or any of the Properties or, to the actual knowledge of any of the Contributors, threatened, or likely to be made or instituted, which would have a materially adverse affect on the business or financial condition of any of the Chrysson Parties or any of the Properties or in any way be binding upon Boddie-Noell or affect or limit Boddie-Noell's full use and enjoyment of any of the Properties.

         6.8 Hazardous Substances. Each of the Contributors represents, to his actual knowledge, that (x) as of the date hereof and (y) except as set forth in the environmental audit reports provided to Boddie-Noell by the Chrysson Parties and in the environmental assessments of the Properties conducted on behalf of Boddie-Noell (the "Environmental Assessments"), as of any Closing Date, the Chrysson Parties have not generated, stored, released, discharged or disposed of hazardous substances or hazardous wastes at, upon or from any of the Properties in violation of any Environmental Law, order, judgment or decree or permit, or in connection with which remedial action would be required under any Environmental Law, order, judgment, decree or permit. To the actual knowledge of each of the Contributors, (x) as of the date hereof and (y) except as set forth in the environmental audit reports provided to Boddie-Noell by the Chrysson Parties or in the Environmental Assessments, as of any Closing Date, no hazardous substances or hazardous wastes have otherwise been generated, stored, released, discharged or disposed of from, at or upon any of the Properties in violation of any Environmental Law. To the actual knowledge of each of the Contributors, (x) as of the date hereof and (y) except as set forth in the environmental audit reports provided to Boddie-Noell by the Chrysson Parties or in the Environmental Assessments, as of any Closing Date, no underground storage tanks are located on any of the Properties. As used in this

Master Agreement, the terms "hazardous substances" and "hazardous wastes" shall have the meanings set forth in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and the regulations thereunder, the Resource Conservation and Recovery Act, as amended, and the regulations thereunder, and the Federal Clean Water Act, as amended, and the regulations thereunder, and such terms shall also include asbestos, petroleum products, radioactive materials and any regulated substances under any Environmental Law, regulation or ordinance.

         6.9 Compliance with Laws. The Chrysson Parties possess such certificates, authorities or permits issued by the appropriate state or federal regulatory agencies or bodies necessary to conduct the business to be conducted by them (other than any environmental certification, authorities or permits required by state or federal agencies to be obtained by tenants of the Properties) and none of the Chrysson Parties has received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of the Chrysson Parties or any of the Properties, as applicable. Except as otherwise disclosed to Boddie- Noell in writing, to the actual knowledge of each of the Contributors, there is no existing violation of any federal, state, county or municipal law, ordinance, order, code, regulation or requirement affecting any of the Chrysson Parties or the Properties that would have a material, adverse effect on the financial condition, business or prospects of any of the Chrysson Parties. Except as otherwise disclosed to Boddie-Noell in writing, to the actual knowledge of each of the Contributors, there has been no material misstatement of a fact or misrepresentation of a fact herein or in any other written document submitted by any of the Chrysson Parties to Boddie-Noell. Except as otherwise disclosed to Boddie-Noell in writing, to the actual knowledge of each of the Contributors, there are no zoning, environmental or other land use regulation proceedings instituted against any of the Properties that would materially, adversely affect the use, occupancy or operation of such Property. To the actual knowledge of each of the Contributors, each of the Chrysson Parties has obtained all material licenses, permits, certificates and authorization necessary to conduct its business.

         6.10 Employees. None of the Chrysson Partnerships presently has any employees nor have any of the Chrysson Partnerships ever had any such employees.

         6.11 Condemnation and Moratoria. Except as set forth at SCHEDULE 6.11, to the actual knowledge of each of the Contributors, there are (i) no pending or threatened condemnation or eminent domain proceedings, or negotiations for purchase in lieu of condemnation, which affect or would affect any portion of any of the Properties; (ii) no pending or threatened moratoria on utility or public sewer hook-ups or the issuance of permits, licenses or other inspections or approvals necessary in connection with the construction or reconstruction of improvements, including without limitation tenant improvements, which affect or would affect any portion of any of the Properties; and (iii) no pending or threatened proceeding to change adversely the existing zoning classification as to any portion of any of the Properties. No portion of any of the Properties is a designated historic property or located within a designated historic area or district, and to the actual knowledge of each of the Contributors, there are no graveyards or burial grounds located within any of the Properties. Boddie-Noell shall be entitled to all compensation received from any governmental authority relating to the proceedings or negotiations described at SCHEDULE 6.11.

         6.12 Condition of Improvements. To the actual knowledge of each of the Contributors after reasonable inquiry, (x) as of the date hereof and (y) except as otherwise disclosed to Boddie- Noell during the due diligence process related to the Properties by its independent engineers or others conducting such due diligence, as of any Closing Date, there is no material defect in the condition of (i) any of the Properties, (ii) the improvements thereon, (iii) the roof, foundation, load-bearing walls or other structural elements thereof, (iv) any drainage or soil condition of any nature, or (v) the mechanical, electrical, plumbing and safety systems therein, nor any material damage from casualty or other cause, nor any soil condition of any nature that will not support all of the Improvements currently thereon without the need for unusual or new subsurface excavations, fill, footings, caissons or other installations. For purposes of this Section 6.12, the actual knowledge of a Contributor shall not be imputed to the knowledge of another Contributor unless such Contributor has actual independent knowledge of such fact.

         6.13 Taxes. Except as set forth on SCHEDULE 6.13 attached hereto and the ad valorem taxes assessed on the Properties, (i) all tax or information returns required to be filed on or before the date hereof by or on behalf of the Chrysson Parties or the Properties have been filed and all such tax or information returns required to be filed hereafter will be filed on or before the date due in accordance with all applicable laws prior to the incurrence of any penalties or interest thereon and all taxes shown to be due on any returns have been paid or will be paid when due; and (ii) to the actual knowledge of each of the Contributors, there is no action, suit or proceeding pending against or threatened with respect to any Chrysson Party or any of the Properties in respect of any tax, nor is any claim for additional tax asserted by any taxing authority. None of the Chrysson Parties nor any of their respective federal, state and local income or franchise tax returns are the subject of any audit or examination by any taxing authority. None of the Chrysson Parties has executed or filed with the Internal Revenue Service or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes.

         6.14 Management Agreements. All management, leasing, development or service and similar agreements in effect entered into by any of the Chrysson Parties or any Affiliates of the Chrysson Parties relating to the Initial Properties are described on SCHEDULE 6.14 attached hereto (collectively, the "Management and Leasing Agreements"), and all such Management and Leasing Agreements relating to the Properties shall be terminated as of the Initial Closing Date and thereafter shall be void and of no further force and effect.

         6.15 Operating Agreements. True, complete and correct copies of all agreements pertaining to the operation of the Properties as of the date hereof (collectively, the "Existing Operating Agreements") have been provided or made available to Boddie-Noell. The Existing Operating Agreements are, to the actual knowledge of each of the Contributors, in full force and effect, no Chrysson Partnership is in default of any of its material obligations under any of such Existing Operating Agreements, and except for those set forth on SCHEDULE 6.15 attached hereto, all Existing Operating Agreements are terminable on not more than thirty (30) days prior written notice and without payment of any penalty. At the Closing with respect to each of the Properties, true, complete and correct copies of such Existing Operating Agreements shall have been provided or made available to Boddie-Noell and, to the actual knowledge of each of the Contributors, the Existing Operating Agreements shall be, unless otherwise described in writing to Boddie-Noell or except as otherwise provided herein, (i) in full force and effect and (ii) free from any default by the appropriate Chrysson Partnership of any of its material obligations under any of them. Chrysson shall advise Boddie-Noell immediately of any default by any party to an Existing Operating Agreement. Boddie-Noell does not assume any obligation under any Existing Operating Agreement for acts or omissions which occur prior to Closing.

         6.16 Absence of Certain Changes. Since December 31, 1996, except as otherwise set forth in this Master Agreement, to the actual knowledge of each of the Contributors, there has not been with respect to any of the Chrysson
Partnerships:

                      (a) any material adverse change in the financial condition of any of such Chrysson Parties;

                      (b) any adverse change in the condition of the property, business or liabilities of any of the Chrysson Partnerships except normal and usual changes in the ordinary course of business which have not been materially adverse;

                      (c) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of any of the Chrysson Partnerships;

                      (d) any sale, abandonment or other disposition by any of the Chrysson Partnerships of any interest in the Properties, or of any personal property owned by a Chrysson Partnership, other than in the ordinary course of such Chrysson Partnership's business;

                      (e) any change in the accounting methods or practices by any of the Chrysson Partnerships or in depreciation or amortization policies theretofore used or adopted;

                      (f) any material contractual liability incurred by any of the Chrysson Partnerships, contingent or otherwise, other than for operating expenses, obligations under executory contracts incurred for fair consideration and taxes accrued with respect to operations during such period, all incurred in the ordinary course of business; or

                      (g) any other material adverse change in the business of any of the Chrysson Partnerships or any of the Properties.

         6.17 Tradename. There have never been any Liens or pending or threatened third-party claims for infringement or unlawful use of the tradename used by the multi-family community of a Chrysson Partnership, and to the actual knowledge of each of the Contributors each of the Chrysson Partnerships has the right to sell, transfer, assign and convey the Tradename to Boddie-Noell, provided, however, no party has filed for any protection under federal or state trademark laws and no Chrysson Party has taken any steps other than use to secure any common law proprietary interest in the Tradename.

         6.18 Title. The Chrysson Partnerships have good and marketable fee simple title to the Properties, and as of Closing there will be no mechanics' liens, contractors' claims, unpaid bills for material or labor pertaining to the Initial Properties, nor any other similar liens which might adversely affect the Chrysson Partnerships' title to the Initial Properties, except for current ad valorem real estate taxes.

         6.19 Certain Liens. All labor and services performed and materials furnished to the Initial Properties have been paid for in full and to the best of the Chrysson Partnerships' knowledge, there exists no basis for which a mechanic's, materialman's or similar lien can properly be claimed against the Initial Properties or any part thereof.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

                                 OF BODDIE-NOELL

         To induce the Chrysson Parties to enter into this Master Agreement and the transactions contemplated hereby, Boddie-Noell hereby represents and warrants to the Chrysson Parties that the statements contained in this Article VII are true, correct and complete as of the date hereof and will be true, correct and complete on the Closing Date. It is the express intention and agreement of Boddie-Noell that the foregoing representations and warranties shall survive the consummation of the transactions contemplated in this Master Agreement, but only to the extent expressly provided in Section 10.4 hereof.

         7.1 Organization and Authority. Boddie-Noell has been duly formed and is validly existing as a North Carolina limited partnership and is duly qualified to do business in all jurisdictions where such qualification is necessary to carry on its business as now conducted and is duly qualified or in the process of becoming duly qualified in all jurisdictions where the ownership of its property would necessitate such qualification. Boddie-Noell has all partnership power and authority under its Partnership Agreement and its certificate of limited partnership to enter into this Master Agreement and the Exchange Option Agreement and to enter into and deliver all of the documents and instruments required to be executed and delivered by Boddie-Noell and to perform its obligations hereunder and thereunder.

         7.2 Binding Obligation. The execution and delivery of this Master Agreement, the Exchange Option Agreement and the documents required to be executed by Boddie-Noell hereunder and thereof, and the performance of its obligations under this Master Agreement and the Exchange Option Agreement, have been duly authorized by all requisite partnership action, and this Master Agreement and the Exchange Option Agreement have been, and such documents will on the Closing Date have been, duly executed and delivered by Boddie-Noell. This Master Agreement and the Exchange Option Agreement do and will, and the documents executed by Boddie-Noell will, constitute the valid and binding obligation of Boddie-Noell enforceable in accordance with their terms, subject to bankruptcy and similar laws affecting the remedies or recourse of creditors generally.

         7.3 Partnership Agreement. The Boddie-Noell Partnership Agreement as in effect on the Initial Closing Date shall be substantially in the form as shown at EXHIBIT 7.3.

         7.4 Disclosure. To the actual knowledge of Boddie-Noell, the representations and warranties contained in this Master Agreement (including Schedules and Exhibits and documents or instruments delivered in connection herewith) or in any information, statement, certificate or agreement furnished or to be furnished to any of the Chrysson Parties by Boddie-Noell in connection with the Closing pursuant to this Master Agreement or the Exchange Option Agreement, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements and information contained herein or therein, in light of the circumstances in which they are made, not misleading.

         7.5 Insurance. Boddie-Noell shall at all times until three (3) years from the date hereof cause to be maintained all of the public liability, casualty and other insurance coverage with respect to the Properties and their respective businesses in such amounts it considers appropriate in its sole discretion.

                                  ARTICLE VIII

                      REPRESENTATIONS AND WARRANTIES OF BNP

         BNP hereby represents and warrants to each Chrysson Party as follows:

         8.1 Organization and Authority. BNP has been duly formed and is validly existing as a Maryland corporation and has elected under the Code to be treated as a real estate investment trust, and is duly qualified to do business in all jurisdictions where such qualification is necessary to carry on its business as now conducted and is duly qualified or in the process of becoming duly qualified in all jurisdictions in which its properties or Boddie-Noell's properties. BNP has all power and authority under its organizational documents to enter into this Master Agreement and such other documents as are required hereby and by the Exchange Option Agreement to be executed by it.

         8.2 Binding Obligations. The execution and delivery of this Master Agreement, the Exchange Option Agreement and the documents required to be executed by BNP by the terms hereof and thereof, and the performance of its obligations under this Master Agreement, the Exchange Option Agreement and the documents executed by it, have been duly authorized by all requisite action and this Master Agreement, the Exchange Option Agreement, and the documents required to be executed by it have been and will on the Closing Date have been, duly executed and delivered by BNP. To the actual knowledge of BNP, none of the foregoing requires any action by or in respect of, or filing with, any governmental body, agency or official or contravenes or constitutes a default under any provision of applicable law or regulation, any organizational document of BNP or any agreement, judgment, injunction, order, decree or other instrument binding upon BNP. This Master Agreement does and will, and the documents required to be executed by it will, constitute the valid and binding obligations of BNP enforceable in accordance with their respective terms, subject to bankruptcy and similar laws affecting the remedies or resources of creditors generally.

         8.3 Securities Filings. BNP has delivered or made available to each Contributor each report, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties since December 31, 1995 each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Boddie-Noell Reports"). The Boddie-Noell Reports, which were filed with the SEC in a timely manner, constitute all forms, reports and documents required to be filed by BNP under the Securities Laws during such time period. As of their respective dates and to the best of Boddie-Noell's knowledge, the Boddie-Noell Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of circumstances under which they were made, not misleading. No material adverse change in the financial condition, business operations or properties of BNP has occurred that would render any material statement made in any of the Boddie-Noell Reports materially untrue or misleading.

         8.4 REIT Status of BNP. BNP is organized and operates and will continue to operate in a manner so as to qualify as a "real estate investment trust" under Section 856 thorough 860 of the Code. BNP has elected, and will continue to elect, to be taxed as a "real estate investment trust" under the Code.

                                   ARTICLE IX

                            CONDITIONS TO CLOSING AND

                           DUE DILIGENCE INVESTIGATION

         9.1 Conditions to Closing of Initial Properties. In addition to the other pre-conditions detailed herein, each of the following shall be a condition as described below to the obligation to close the transactions contemplated hereby with respect to the Initial Properties:

                      (a) BNP Shareholder Approval. If it is determined by BNP that the completion of the transactions contemplated hereby requires the approval of BNP's shareholders, then (i) such approval shall be a condition to close the transaction contemplated hereby and (ii) BNP agrees that it shall in good faith promptly begin the process of preparing and filing with the SEC any necessary proxy material and will call for and hold a shareholder meeting as soon as is reasonably practicable to vote on such matter. If such approval is required and the shareholders of BNP do not approve the transactions contemplated hereby, this Agreement shall be terminated and Boddie-Noell shall be obligated to pay to the Contributors the liquidated damages set forth in Section 2.3(e) hereof.

                      (b) Price of BNP's Common Stock. If the average daily last sale price of BNP's Common Stock for the 20 trading days prior to the Initial Closing is less than $12.00 per share, then the Chrysson Parties shall have no obligation to close the transaction contemplated hereby. If the average daily last sale price of BNP's Common Stock for the 20 trading days prior to the Initial Closing is greater than $14.75 per share, then Boddie- Noell shall have no obligation to close the transaction contemplated hereby.

                      (c) Refinancing of Loans. Boddie-Noell shall have no obligation to close the transactions contemplated hereby if Boddie-Noell determines that it is unable to refinance all of the Outstanding Chrysson Debt Financing on terms reasonably acceptable to the Board of Directors of BNP.

                      (d) Termination of Management Contracts. Boddie-Noell shall have no obligation to close the transactions contemplated hereby if Boddie-Noell does not have the unconditional right to manage all of the Properties as of their respective acquisition date. Any costs associated with terminating any existing contracts shall be at the Contributors' expense.

                      (e) Limitation on Costs. Boddie-Noell shall have no obligation to close the transactions contemplated hereby if Boddie-Noell's and BNP's aggregate total cash expenses for completing the acquisition of the Initial Properties (exclusive of any investment banking fees) exceeds $1.0 million.

                      (f) No Material Adverse Change to Properties. Boddie-Noell shall have no obligation to close the transactions contemplated hereby if there has been a material adverse change in the condition, financial or otherwise, of any of the Properties, or the business prospects of any of the Properties from the date hereof.

                      (g) Title and Survey. Boddie-Noell shall have no obligation to close the transactions contemplated hereby if the Contributors do not convey good and marketable title to the Properties, which shall be free and clear of all liens, defects and encumbrances, except "Permitted Liens" or if the Contributors do not convey unencumbered title to all personal property, including but not limited to all personalty, fixtures, furniture, equipment and communication infrastructure, including TV cables, used in the operation of the Properties. Boddie-Noell shall pay for the preliminary title report, the premium for an ALTA "extended coverage" Owner's Policy. Boddie-Noell shall pay the costs of recording the deed and shall be responsible for ordering the ALTA survey (at Boddie-Noell's costs and in a form required by Boddie-Noell and its mortgage lender). Additionally, Boddie-Noell and the Contributors are each responsible for their respective legal fees. Any fees associated with the assumption by Boddie-Noell or the prepayment or retirement of debt encumbering any of the Properties (to the extent such fees exceed those specified at SCHEDULE 3.2(II) with respect to any Property), property transfer and documentary taxes, all other costs related to the transfer of the Properties and escrow fees shall be paid by the Contributors and shall be a reduction in the Contribution Price.

                      (h) Performance of Properties. Boddie-Noell shall have no obligation to close the transactions contemplated hereby unless each Property has met the performance standards set forth at EXHIBIT 9.1(H) (the "Performance Standards").

                      (i) Opinion to Boddie-Noell. Boddie-Noell shall have no obligation to close the transactions contemplated hereby if Boddie-Noell and BNP have not received an opinion of counsel to the Chrysson Parties substantially in the form of EXHIBIT 9.1(I) attached hereto.

                      (j) Opinion to Chrysson. The Chrysson Parties shall have no obligation to close the transactions contemplated hereby if the Chrysson Parties have not received an opinion of counsel to Boddie-Noell and BNP substantially in the form of EXHIBIT 9.1(J) attached hereto.

                      (k) No Material Adverse Change to BNP. The Chrysson Parties shall have no obligation to close the transactions contemplated hereby if there has been a material adverse change in the financial condition of BNP from the date hereof; provided that a decrease in the market price of BNP's Common Stock shall not be deemed a "material adverse change." The provisions of this Section 9.1(k) shall not affect or limit the Chrysson Parties' right to terminate this Agreement under
         Section 9.1(b) hereof.

                      (l) Performance of Obligations. The Chrysson Partnerships shall have performed all of its obligations under the Contracts, the Leases, the Permitted Liens and any mortgages relating to the Properties.

                      (m) Payment of Charges and Assessments. All charges and assessments (other than ad valorem property taxes for the year of Closing) for sewer, water, streets, sidewalks, and similar improvements by any governmental authority affecting the Initial Properties, to the extent due and payable prior to Closing, shall have been paid.

                      (n) Authorizations. Boddie-Noell shall have received by the Closing all necessary and appropriate licenses, permits, approvals and authorizations (collectively, the "Authorizations") from all governmental agencies, authorities, boards, commissions, departments and bodies having or claiming to have jurisdiction over the Properties; provided that Boddie-Noell has used its best efforts to obtain the Authorizations.

                      (o) Zoning. No actual or threatened easement, zoning ordinance or use regulation, statute, ordinance, law, juridical decision, official or unofficial policy, restriction or reservation or proposed shall prohibit or impair (and there shall be no pending or threatened litigation which may prohibit or impair) Boddie-Noell's use and operation of the Properties.

                      (p) Representations and Warranties. All of the representations and warranties of the parties hereto shall be true and correct in all material respects as of the Closing Date.

         9.2 Boddie-Noell Investigation/Due Diligence Period. For a period of sixty (60) days after the execution date of this Agreement ("Investigation/Due Diligence Period") and for a 60-day period prior to any Subsequent Closing Boddie-Noell, at its own expense, shall have the right, but not the obligation, to perform due diligence on the Properties and of the Chrysson Partnerships, including but not limited to the following procedures:

                      (a) Physical. Inspect all physical aspects of the Properties, including inspections of all apartment units at each Property and including all systems, components and service contracts. Contributor agrees to supply Boddie-Noell with "as-built" plans, specifications and surveys with respect to all Properties.

                      (b) Regulatory. Investigate all zoning, code and governmental requirements, including the review of certificates of occupancy and licenses, all which shall be provided by the Chrysson Parties.

                      (c) Environmental. Review and perform Phase I and Phase II audits and other environmental studies. If, in Boddie-Noell's sole discretion, a Phase II investigation is warranted with respect to some or all of the Properties, the Investigation/Due Diligence Period will automatically extend by thirty (30) days (it being understood that the due diligence review with respect to the non-Phase II properties shall be deemed completed at the end of the initial 60-day Investigation/Due Diligence Period).

                      (d) Title. Review preliminary title reports and surveys.

                      (e) Lease and Tenant Information. Review copies of leases, rental agreements and contracts, together with any modifications or amendments therein pertaining to the operation of the Properties.

                      (f) Books and Records. Obtain the Chrysson Financial Statements (at Boddie- Noell's expense); verify financial information from all accounting books and records since the inception of the Contributors' ownership; review any other information and documents in the Contributors' possession or control and pertaining to the Contributors' ownership and operation of the Properties including all tax records (collectively, the "Records").

         Within ten (10) days after the execution of this Master Agreement, the Chrysson Partnerships agree to deliver to Boddie-Noell true and correct copies of the following documents, to the extent not delivered prior to the date of this Master Agreement: (i) soil and engineering studies and other reports relating to the Properties; (ii) all warranties and guaranties reasonably available from any contractors, subcontractors, vendors and suppliers relating to their performance, quality of workmanship and quality of materials supplied in connection with the construction, development, installation and operation of any and all fixtures, equipment, items of personal property and improvements located in or used in connection with the Properties.

         The Chrysson Parties and each Contributor covenants and agrees that it shall provide Boddie- Noell with access to all Records in the Chrysson Parties' or the Contributors' possession and control. Boddie-Noell shall conduct all of its property inspections in a manner not disruptive to the tenants or to the operation of the Properties.

         After its investigation, if Boddie-Noell, in its sole discretion (i) determines that any Initial Property is not satisfactory for purchase or operation, then Boddie-Noell may terminate this Master Agreement and (ii) determines that any Planned Property is not satisfactory for purchase or operation, then Boddie-Noell shall have no obligation to purchase such Planned Property.

         The Chrysson Parties and each Contributor will cooperate with Boddie-Noell before and after Initial Closing and any Subsequent Closing in providing such information as Boddie-Noell may reasonably require to prepare its proxy material and Form 8-K filings and such other reports and filings as may be required by any governmental authority, AMEX or applicable exchange; provided that the Chrysson Parties shall have no obligation to obtain at their expense audited financial statements of the Chrysson Partnerships.

         9.3 Conditions to Closing of Planned Properties. In addition to the other preconditions detailed herein, each of the following shall be a condition as described below to the obligation to close the transactions contemplated hereby with respect to the purchase of a Planned Property:

                      (a) Performance of Properties. Boddie-Noell shall have no obligation to close the transactions contemplated hereby with respect to a Planned Property unless each such Property has met the performance standards set forth at EXHIBIT 9.3(A) (the "Planned Property Performance Standards"). If any Planned Property is not purchased pursuant to this Section 9.3(a), "Planned Property" or "Planned Properties" as used herein shall mean only those Planned Properties to be purchased.

                      (b) Refinancing of Loans. Boddie-Noell shall have no obligation to purchase a Planned Property if Boddie-Noell determines that it is unable to refinance all of the Outstanding Chrysson Debt Financing related to a Planned Property on terms reasonably acceptable to the Board of Directors of BNP.

                      (c) Termination of Management Contracts. Boddie-Noell shall have no obligation to purchase a Planned Property if Boddie-Noell does not have the unconditional right to manage such Planned Properties as of its respective acquisition date. Any costs associated with terminating any management contracts shall be at the Contributors' expense.

                      (d) Construction and Lease-up. Boddie-Noell shall have no obligation to purchase a Planned Property unless the construction and lease-up of the Planned Property has been completed within the time frame set forth at SCHEDULE 9.3(D).

                      (e) No Material Adverse Change. Boddie-Noell shall have no obligation to purchase a Planned Property unless the condition, financial or otherwise, of the Property, or the business prospects of the Property are as the Contributors represented and projected that they would be. It is understood that the directors of Boddie-Noell (other than those who may be Contributors or their Affiliates), at their sole discretion exercised in good faith, will determine whether or not the conditions of this Section 9.3(e) have been satisfied.

                      (f) Covenants, Representations and Warranties. Boddie-Noell shall have no obligation to purchase a Planned Property unless (i) there has been no breach by the Contributors of any covenant in this Master Agreement or in an Exchange Option Agreement and (ii) all of the representations and warranties of the Contributors set forth herein with respect to an Initial Property remain true with respect to a Planned Property, with the related schedules updated or added by the Contributors through the Subsequent Closing Date. It is understood that Boddie-Noell will have no obligation to purchase a Planned Property if such updated or additional schedules contain material information causing the directors of Boddie-Noell (other than those who may be Contributors or their Affiliates), at their sole discretion exercised in good faith, to determine that the purchase of the Planned Property on the terms set forth herein and in the Exchange Option Agreement is no longer in the best interest of Boddie-Noell.

                      (g) Title and Survey. Boddie-Noell shall have no obligation to purchase a Planned Property if the Contributors cannot convey good and marketable title to the Planned Property, which shall be free and clear of all liens, defects and encumbrances, except "Permitted Liens" or if the Contributors do not convey unencumbered title to all personal property, including but not limited to all personalty, fixtures, furniture, equipment and communication infrastructure, including TV cables, used in the operation of the Planned Property. Boddie-Noell shall pay for the preliminary title report and the premium for an ALTA "extended coverage" Owner's Policy. Boddie-Noell shall pay the costs of recording the deed and shall be responsible for ordering the ALTA survey (at Boddie-Noell's costs and in a form required by Boddie-Noell and its mortgage lender). Additionally, Boddie-Noell and the Contributors are each responsible for their respective legal fees with respect to the purchase of a Planned Property. Any fees associated with the assumption by Boddie-Noell or the prepayment or retirement of debt encumbering any of the Planned Properties (to the extent such fees exceed those specified at SCHEDULE 3.2(II) with respect to any Property), property transfer and documentary taxes, all other costs related to the transfer of the Planned Properties and escrow fees shall be paid by the Contributors and shall be a reduction in the Contribution Price.

                      (h) Adequate Warranty. Boddie-Noell shall have no obligation to purchase a Planned Property if such purchase is not accompanied by warranties from the developer that are customary in connection with the purchase of similar, newly constructed properties.

                      (i) Opinion to Boddie-Noell. Boddie-Noell shall have no obligation to purchase a Planned Property if Boddie-Noell and BNP have not received an opinion of Counsel to the Chrysson Parties substantially in the form of EXHIBIT 9.1(I) attached hereto.

                      (j) Opinion to Chrysson. The Chrysson Parties shall have no obligation to sell a Planned Property if the Chrysson Parties have not received an opinion of counsel to Boddie-Noell and BNP substantially in the form of EXHIBIT 9.1(J) attached hereto.

                      (k) Performance of Obligations. The Chrysson Partnerships shall have performed all of its obligations under the Contracts, the Leases, the Permitted Liens and any mortgages relating to the Planned Properties.

                      (l) Payment of Charges and Assessments. All charges and assessments (other than ad valorem property taxes for the year of Closing) for sewer, water, streets, sidewalks, and similar improvements by any governmental authority affecting the Planned Properties, to the extent due and payable prior to the Closing, shall have been paid.

                      (m) Authorizations. Boddie-Noell shall have received by the Closing all necessary and appropriate licenses, permits, approvals and authorizations from all governmental agencies, authorities, boards, commissions, departments and bodies having or claiming to have jurisdiction over the Planned Properties; provided that Boddie-Noell has used its best efforts to obtain the Authorizations.

                      (n) Zoning. No actual or threatened easement, zoning ordinance or use regulation, statute, ordinance, law, juridical decision, official or unofficial policy, restriction or reservation or proposed shall prohibit or impair (and there shall be no pending or threatened litigation which may prohibit or impair) Boddie-Noell's use and operation of the Planned Properties.

         Boddie-Noell and the Contributors agree that they will consummate the transaction contemplated hereby with respect to a Planned Property within 30 days of the satisfaction of each of the conditions set forth in this Section 9.3.

               9.4 Closing Documents. At Closing Chrysson Partnerships shall execute and deliver the following documents to Boddie-Noell:

                      (a) Title Insurance Affidavit. Any affidavit required by the title company to remove the standard printed exceptions from the title policy and the loan policy. Additionally, Chrysson Partnerships shall discharge in full any and all indebtedness underlying such exceptions at or before the Closing.

                      (b) Letters to Tenants. Letters addressed to the Tenants and signed by Chrysson Partnerships, advising the Tenants of the Closing of the Transactions and Boddie-Noell's right to receive the rents under their respective Leases.

                      (c) Other Documents. Such other documents as may be reasonably required to close the Transactions contemplated by this Master Agreement.

                                    ARTICLE X

                                    INDEMNITY

         10.1 Representations and Warranties of each of the Contributors. Each of the Contributors hereby agrees, for himself and his successors and assigns, to indemnify, defend and hold both Boddie-Noell and BNP harmless from and against any and all damage, cause of action, action, proceeding, expense, loss, cost, claim or liability (each a "Claim") suffered or incurred by either Boddie-Noell or BNP as a result of any of the following: any untruth, inaccuracy or breach of any of the representations, warranties or covenants made by a Chrysson Party herein. It is the express intention and agreement of the parties that the foregoing indemnity shall survive the consummation of the transactions contemplated in this Master Agreement. Notwithstanding any other provision herein and except for Claims made regarding a breach of the covenants and warranties set forth at Sections 4.7 and 4.8, no Contributor shall have any liability for any Claim that is asserted more than twelve (12) calendar months after the Closing Date (except with respect to any Claim asserted because of the untruth, inaccuracy or breach of Section 6.13 (a "Tax Claim"), the time limitation for such a claim shall be the same as the statute of limitations applicable to the Tax Claim).

         10.2 Scope of Contributors Indemnity. Notwithstanding anything to the contrary contained in this Master Agreement, the maximum liability of each of the Contributors under Section 10.1 shall not exceed the dollar value of the Units issued (determined at the time of issuance) to such Contributor at Closing attributable to the Chrysson Partnership through which the liability arises (the "Maximum Indemnity Amount"). The Maximum Indemnity Amount shall be calculated at the time a Claim is paid, without regard to each of the Contributors' transfer, sale, assignment, surrender, hypothecation or other disposition of each of the Contributors' Units (or the corresponding Shares of such Units) after Closing.

         10.3 Arbitration. Any dispute, claim or controversy between Boddie-Noell and any Contributor as to liability of any Contributor above shall be settled by arbitration in accordance with this Section 10.3. Each of Boddie-Noell and the Contributors (by a vote of majority thereof) shall appoint an arbitrator, and the two arbitrators so appointed shall promptly select a third arbitrator. Within thirty (30) days of the completion of such appointments, the parties shall submit to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The place of arbitration shall be Charlotte, North Carolina. Notwithstanding anything to the contrary herein, the arbitrators are not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any right to recover such damages with respect to any dispute or controversy resolved by arbitration under this Section 10.3. Judgment on the award rendered by the arbitrators may be entered in any court of competent jurisdiction and shall be binding upon the parties.

         Except in the case of Tax Claims, any Claim of which notice is delivered to a Contributor by Boddie-Noell shall be submitted to arbitration within eighteen (18) months of the date hereof unless such Claim involves the liquidation of a claim held by or asserted by a third party in which case arbitration proceedings may be instituted at any time up to six months following the final determination or liquidation of such Claim by such third party.

         10.4 Representations and Warranties of Boddie-Noell. Each of Boddie-Noell and BNP hereby agrees, for itself and its successors and assigns, to indemnify, defend and hold each Contributor harmless from and against any and all damage, cause of action, expense, loss, cost, claim or liability (each a "Claim") suffered or incurred by such Contributor as a result of any of the following: any untruth, inaccuracy or breach of any of the representations, warranties or covenants made by Boddie-Noell or BNP herein. It is the express intention and agreement of the parties that the foregoing indemnity shall survive the consummation of the transactions contemplated in this Master Agreement; provided, however, that neither Boddie-Noell nor BNP shall have any liability for expenses, damages, losses, costs or liability incurred by any Contributor with respect to any

Claim described in this Section 10.4 which arises or is asserted more than twelve (12) calendar months after the Closing Date.

         10.5 Notice to Indemnitors. Any party entitled to indemnification under this Master Agreement (the "Indemnified Party") shall, within ten (10) days after the receipt of notice of the assertion or imposition of any claim (but in no event later than ten (10) days prior to the date any response or answer is due in any proceeding) in respect of which indemnity may be sought from the party against whom an indemnity obligation is asserted pursuant to this Master Agreement (the "Indemnifying Party"), notify the Indemnifying Party in writing of the receipt of existence of such claim. The omission of the Indemnified Party to notify the Indemnifying Party of any such claim shall not relieve the Indemnifying Party from any liability in respect of such claim which it may have to the Indemnified Party on account of this Master Agreement, except, however, the Indemnifying Party shall be relieved of liability to the extent that the failure so to notify (a) shall have caused prejudice to the defense of such claim, or (b) shall have increased the costs or liability of the Indemnifying Party by reason of the inability or failure of the Indemnifying Party (because of the lack of prompt notice from the Indemnified Party) to be involved in any investigations or negotiations regarding any such claim, nor shall it relieve the Indemnifying Party from any other liability which it may have to the Indemnified Party. In case any such claim shall be asserted or commenced against an Indemnified Party and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate in the negotiation or administration thereof and, to the extent it may wish, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party, and, after notice from the Indemnifying Party to the Indemnified Party of its election so to assume the defense thereof, which notice shall be given within thirty (30) days of its receipt of such notice from such Indemnified Party, the Indemnifying Party will not be liable to the Indemnified Party hereunder for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. In the event that the Indemnifying Party does not wish to assume the defense, conduct or settlement of any claim, the Indemnified Party shall not settle such claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. Nothing in this Section
10.5 shall be construed to mean that either Boddie-Noell or any of the Contributors shall be responsible for any obligations, acts or omissions of the other prior to Closing, except for those obligations and liabilities expressly assumed by Boddie-Noell or the Contributors pursuant to this Master Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 Notices. All notices and demands which either party is required or desires to give to the other shall be given in writing by personal delivery, express courier service, certified mail, return receipt requested, or by telecopy to the address or telecopy number set forth below for the respective parties. All notices and demands so given shall be effective upon the delivery of the same to the party to whom notice or a demand is given, if personally delivered, or if sent by telecopy. If notice is by deposit with an express courier service, it shall be effective on the day following such deposit or, if notice is sent by certified mail, return receipt requested, it shall be effective upon receipt.

NOTICES TO THE CHRYSSON PARTIES:

                      To the Chrysson Parties, to the addressee indicated on
                      SCHEDULE 11.1 attached hereto.

with copies to:

                      Ronald A. Matamoros

                      Blanco Tackabery Combs & Matamoros, P.A.
                      Stratford Point Building

                      Suite 500
                      110 South Stratford Road

                      Winston-Salem, North Carolina 27104-4214
                      Telephone: (910)

                      Telefax: (910)

NOTICES TO BODDIE-NOELL:

                      BODDIE-NOELL PROPERTIES, INC.
                      3710 One First Union Center
                      Charlotte, North Carolina 28202
                      Attention: Philip S. Payne
                      Telephone:  (704) 333-1367
                      Telefax:      (704) 334-3507

with copies to:

                      ALSTON &BIRD LLP
                      3605 Glenwood Avenue, Suite 310
                      Raleigh, North Carolina  27612
                      Attention: Brad S. Markoff
                      Telephone:    (919) 420-2210
                      Telefax:      (919) 881-3175

No notice required or permitted under this Master Agreement need be sent to any Chrysson Party in more than one legal capacity unless such notice relates to such Chrysson Party in that legal capacity.

         11.2 Counterparts. This Master Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.3 Severability. Any provision of this Master Agreement which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision on any other jurisdiction.

         11.4 Assigns. This Master Agreement shall be binding upon and inure to the benefit of any and all successors, assigns, or other successors in interest of BNP and Boddie-Noell. This Master Agreement shall be binding upon and inure to the benefit of any and all respective successors, assigns, personal representatives, executors, or other successors in interest of the Chrysson Parties; provided, however, that none of the Chrysson Parties shall assign its rights or delegate its obligations hereunder without the prior written consent of Boddie-Noell, which may be withheld for any reason. Neither Boddie-Noell nor BNP shall not assign its rights or delegate its obligations hereunder without the prior written consent of the Chrysson Parties. This Master Agreement shall not confer any rights or remedies upon any person or entity other than Boddie-Noell, BNP, the Chrysson Parties and their respective successors and permitted assigns.

         11.5 Public Announcement. Except as otherwise required by law, none of the parties hereto may make public announcements with respect to the transactions contemplated by this Master Agreement without the approval of the other parties, which approval may be withheld for any reason.

         11.6 Confidentiality Each party hereto shall ensure that all confidential information which such party or any of its respective officers, directors, employees, counsel, agents or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, business, properties, assets, liabilities or future prospects of the other party, any Affiliate or subsidiary of the other party or any tenant, customer or supplier of such other party, or any such Affiliate or subsidiary, shall not be published, disclosed or made accessible by any of them to any other person or entity at any time or used by any of them, in each case without the prior written consent of the other party; provided, however, that the restrictions of this sentence shall not apply: (i) to the extent that disclosure may otherwise be required by law; (ii) to the extent such information shall have otherwise become publicly available; or (iii) to disclosure by or on its behalf to its lender(s) for the purpose of obtaining financing in connection with the acquisition of the Properties. In the event this Master Agreement is terminated, each party promptly will deliver or certify destruction to the other party all documents, work papers and other material (and any reproductions thereof) obtained by each party or on its behalf from such other party or its Affiliates or subsidiaries in connection with the subject transaction, whether so obtained before or after the execution hereof, and will itself not use any information so obtained and will use its good faith and diligent efforts to have any information so obtained kept confidential and not used in any way detrimental to such other party, subject to the limitations set forth in this Section 11.6 above.

         11.7 Remedies. In the event that any party defaults or fails to perform any of the conditions or obligations of such party under this Master Agreement or any other agreement, document or instrument executed in connection with this Master Agreement, or in the event that any such party's representations or warranties contained herein or in any such other agreement, document or instrument are not true and correct as of the date hereof and as of the Closing Date, any other party shall be entitled to exercise any and all rights and remedies available to it by or pursuant to this Master Agreement, documents or instruments contemplated hereby or at law (statutory or common) or in equity subject to the limitation on liability set forth herein; provided, however, that in the event of a Closing of the transactions contemplated by this Master Agreement, the rights and remedies of each party shall be limited to the rights contained in Article X of this Master Agreement.

         11.8 Captions. The captions and headings set forth in this Master Agreement are for convenience of reference only and shall not be construed as a part of this Master Agreement.

         11.9 Exhibits and Schedules. All exhibits and schedules referred to in this Master Agreement and attached hereto shall be deemed and construed as part of this Master Agreement and for all purposes all such exhibits and schedules are hereby specifically incorporated herein by reference.

         11.10 Merger Clause. This Master Agreement and the Exchange Option Agreement contain the final, complete and exclusive statement of the agreement among the parties with respect to the transactions contemplated herein and therein, and all prior or contemporaneous oral and all prior written agreements with respect to the subject matter hereof are merged herein.

         11.11 Amendments and Waiver. No change, amendment, qualification, cancellation or termination hereof shall be effective unless in writing and duly executed by each of the parties hereto. No failure of any party to enforce any provisions hereof or to resort to any remedy or to exercise any one or more of alternate remedies and no delay in enforcing, resorting to or exercising any remedy shall constitute a waiver by that party of its right subsequently to enforce the same or any other provision hereof or to resort to any one or more of such rights or remedies on account of any such ground then existing or which may subsequently occur.

         11.12 Agent of Chrysson Partnerships. Each of the Chrysson Partnerships hereby irrevocably appoint Paul G. Chrysson and James G. Chrysson, as its agents for the purposes of consummating the Transactions and otherwise carrying out the terms of this Master Agreement, and taking for such entity all steps deemed necessary or advisable by Paul Chrysson or James Chrysson or, in such capacity, for carrying out the terms of this Master Agreement. The Chrysson Partnership that owns the Allerton apartment community hereby irrevocably appoints Paul G. Chrysson, James G. Chrysson and Steve Bell, as its agent for the purposes of consummating the Transactions and otherwise carrying out the terms of this Master Agreement, and taking for such entity all steps deemed necessary or advisable by Paul G. Chrysson, James G. Chrysson and Steve Bell or, in such capacity, for carrying out the terms of this Master Agreement. Each of the Chrysson Partnerships acknowledges and agrees that Boddie-Noell and BNP, respectively, and their respective partners, officers, directors, employees, agents, advisors, accountants, and attorneys, may rely and act upon the action or omission to act of these appointed agents in carrying out the terms of this Master Agreement or in binding any of the Chrysson Partnerships to the terms of this Master Agreement in any way.

         11.13 Governing Laws. This Master Agreement shall be governed by and construed in accordance with the internal laws of the State of North Carolina and of the United States of America.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement by their hands and under seal affixed hereto as of the date and year first above written.

                                BODDIE-NOELL PROPERTIES, INC.

ATTEST:

                                By:      /s/ D. Scott Wilkerson
                                  -----------------------------
                                         President

/s/ Philip S. Payne
--------------------
Assistant Secretary

[CORPORATE SEAL]

                                BODDIE-NOELL LIMITED PARTNERSHIP

                                By:      Boddie-Noell Properties, Inc.,
                                         General Partner

                                         By:      /s/ D. Scott Wilkerson
                                           -------------------------------
                                         Title:   President

         Separate signature page to Master Agreement of Merger and Acquisition.

                                   PEPPERSTONE ASSOCIATES, LLC

                                   /s/ Paul G. Chrysson
                                    --------------------
                                   Paul G. Chrysson, Managing Member

                                    /s/ James G. Chrysson,
                                     --------------------------
                                   James G. Chrysson, Managing Member

         Separate signature page to Master Agreement of Merger and Acquisition.

                                 SAVANNAH PLACE ASSOCIATES, LLC

                                 /s/ Paul G. Chrysson
                                  ---------------------
                                 Paul G. Chrysson, Managing Member

                                  /s/ James G. Chrysson,
                                  -----------------------
                                 James G. Chrysson, Managing Member

         Separate signature page to Master Agreement of Merger and Acquisition.

                                          PLEASANT RIDGE ASSOCIATES, LLC

                                          /s/ Paul G. Chrysson
                                          ---------------------
                                          Paul G. Chrysson, Managing Member

                                           /s/ James G. Chrysson,
                                           -----------------------
                                          James G. Chrysson, Managing Member

         Separate signature page to Master Agreement of Merger and Acquisition.

                                            WATERFORD PLACE ASSOCIATES, LLC

                                            /s/ Paul G. Chrysson
                                            -----------------------
                                            Paul G. Chrysson, Managing Member

                                             /s/ James G. Chrysson,
                                             -------------------------
                                            James G. Chrysson, Managing Member

         Separate signature page to Master Agreement of Merger and Acquisition.

                                       BROOKFORD PLACE ASSOCIATES, INC.

                                       /s/ Paul G. Chrysson
                                        --------------------
                                       Paul G. Chrysson, Managing Member

                                        /s/ James G. Chrysson,
                                         ---------------------
                                       James G. Chrysson, Managing Member

         Separate signature page to Master Agreement of Merger and Acquisition.

                                          SUMMERLYN PLACE ASSOCIATES, INC.

                                          /s/ Paul G. Chrysson
                                          -----------------------
                                          Paul G. Chrysson, Managing Member

                                           /s/ James G. Chrysson,
                                           -------------------------
                                          James G. Chrysson, Managing Member

         Separate signature page to Master Agreement of Merger and Acquisition.

                                         ABBINGTON PLACE ASSOCIATES, INC.

                                         /s/ Paul G. Chrysson
                                         ---------------------
                                         Paul G. Chrysson, Managing Member

                                          /s/ James G. Chrysson,
                                         -----------------------
                                         James G. Chrysson, Managing Member

         Separate signature page to Master Agreement of Merger and Acquisition.

                                                     /s/ Paul G. Chrysson
                                                     ---------------------
                                                     Paul G. Chrysson

         Separate signature page to Master Agreement of Merger and Acquisition.

                                                      /s/ James G. Chrysson
                                                     --------------------------
                                                     James G. Chrysson

         Separate signature page to Master Agreement of Merger and Acquisition.

                                                      /s/ W. Michael Gilley
                                                      ---------------------
                                                     W. Michael Gilley

         Separate signature page to Master Agreement of Merger and Acquisition.

                                                      /s/ Matthew G. Gallins
                                                      ----------------------
                                                     Matthew G. Gallins

         Separate signature page to Master Agreement of Merger and Acquisition.

                                                      /s/ James D. Yopp
                                                  -----------------------
                                                    James D. Yopp

                         LIST OF SCHEDULES AND EXHIBITS

Schedule 1                 Chrysson Partnerships

Schedule 1-2               Initial Properties

Schedule 1-3               Planned Properties

Schedule 1-4               Descriptive Property Exhibit

Schedule 3.1               Allocated Value of Properties

Schedule 3.2(i)            Outstanding Chrysson Debt Financing

Schedule 3.2(ii)           Prepayment Penalties

Schedule 4.2               List of Brokers

Schedule 4.6               Personal Property of Chrysson Parties

Schedule 5.1               Required Consents

Schedule 5.3               Conflicts

Schedule 6.2A              Schedule of Leases

Schedule 6.2B              Lease Defaults

Schedule 6.2C              Lease Consents

Schedule 6.3               Contracts

Schedule 6.4               Assumed Liabilities

Schedule 6.5               Insurance

Schedule 6.7               Claims or Litigation

Schedule 6.11              Condemnation and Moratoria

Schedule 6.13              Taxes

Schedule 6.14              Management and Leasing Agreements

Schedule 6.15              Operating Agreements - Exceptions to Termination

Schedule 9.3(d)            Schedule of Construction and Lease-Up

Schedule 11.1              Names and Addresses of Chrysson Parties






Exhibit 7.3                Partnership Agreement

Exhibit 9.1(h)             Initial Properties Performance Standards

Exhibit 9.1(i)             Form of Opinion of Counsel to Chrysson Parties

Exhibit 9.1(j)             Form of Opinion of Counsel to Boddie-Noell

Exhibit 9.3(a)             Planned Properties Performance Standards

Note: Other than Exhibit 7.3, which is Exhibit 10.9 to this registration statement, the Schedules and Exhibits to this Master Agreement of Merger and Acquisition are not included in this registration statement but will be provided upon request.